                             ARCO CHEMICAL COMPANY
                     EXECUTIVE SUPPLEMENTARY SAVINGS PLAN


To record the amendment and restatement of the ARCO Chemical Company Executive Supplementary Savings Plan, effective January 1, 1995, the undersigned, being duly authorized to act on behalf of ARCO Chemical Company has executed this plan document at Newtown Square, Pennsylvania on the 26th day of October, 1994.



ATTEST:                                ARCO CHEMICAL COMPANY


BY: /s/ Robert J. Millstone            BY: /s/ Frank W. Welsh
   --------------------------             --------------------------
                                           Frank W. Welsh
                                           Vice President
                                           Human Resources






                                 EXHIBIT 10.4
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ARCO CHEMICAL COMPANY
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Executive Supplementary Savings Plan



As Amended and Restated Effective January 1, 1995



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                             ARCO CHEMICAL COMPANY
                     EXECUTIVE SUPPLEMENTARY SAVINGS PLAN

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                              NO

Section 1    Intent of Plan.................................................  1

Section 2    Effective Date of Plan.........................................  1

Section 3    Definitions....................................................  1

Section 4    Costs of Plan..................................................  2

Section 5    Eligibility for Benefits.......................................  2

Section 6    Amount of Benefit..............................................  2

Section 7    Crediting of Benefit...........................................  3

Section 8    Time of Payment of Benefit.....................................  3

Section 9    Death Benefits.................................................  3

Section 10   Administration.................................................  3

Section 11   Facility of Payment and Lapse of Benefits......................  4

Section 12   General Provisions.............................................  5

Section 13   Amendments and Discontinuance..................................  5

Section 1.  Intent of Plan

1.1 This Plan is intended to provide an annual benefit, in accordance with the provisions of the Plan contained herein, to that select group of management or highly compensated employees which has been excluded receiving Company contributions ARCO Chemical Company Capital Accumulation Plan, due to the probability that their benefits under one or more qualified employee pension benefit plans maintained by the Company might be reduced solely by reason of the maximum annual limitations on contributions and benefits imposed by (S) 415 of the Internal Revenue Code of 1986, as amended (the "Code").

Section 2.  Effective Date of Plan

2.1 This amendment and restatement of the Plan shall be effective as of January 1, 1995.

Section 3.  Definitions

3.1 Administrative Committee or Committee means the Committee established under Paragraph 10.1 of this Plan.

3.2 Base Salary means the regular wages or salary of an Employee as determined by the Company, excluding extra pay, such as bonuses, or other supplementary allowances.

3.3 Company means ARCO Chemical Company and any of its subsidiaries or affiliates whose employees are included in this Plan upon authorization of the Board of Directors of ARCO Chemical Company.

3.4 Disability or Disabled means an Employee's total and permanent disability as determined by the Administrative Committee.

3.5         Employee means any person who:

      (a) Is regularly employed by the Company, whether on a full-time or part-time basis; and

      (b)   Either:

            (i) Is a member of that select group of management or highly compensated employees in the executive payroll grade of 64C5 or above; or

            (ii)   Has an annual Base Salary which is not less than $150,000; or

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            (iii)   Was an active participant in the Plan as of the December 31,
1994; and

      (c) Has been excluded from eligibility to receive Company contributions under the ARCO Chemical Company Capital Accumulation Plan, on account of a determination by the Company of potential application of the maximum annual contribution and benefit limitations imposed by the Code.

3.6         Plan Year means the calendar year.


Section 4.  Costs of Plan

4.1 All costs of this Plan, including the administration thereof, shall be borne by the Company and no contributions from Employees shall be required or permitted.


Section 5.  Eligibility for Benefits

5.1 Each person who qualifies as an Employee, as defined in Paragraph 3.5, for all, or any part, of the Plan Year, shall participate in the Plan for such portion of the Plan Year.


Section 6.  Amount of Benefit

6.1 The amount of an Employee's benefits for each Plan year shall be equal to either of the following:

      (a) With respect to an Employee who makes the maximum permissible elective deferral under the ARCO Chemical Company Capital Accumulation Plan during the Plan Year, an amount equal to the maximum percentage of the amount of such Employee's Base Salary that would have been contributed by the Company under the ARCO Chemical Company Capital Accumulation Plan assuming that there were no limitations on such contributions imposed by (S) 415 of the Code during the Plan Year; or

      (b) With respect to an Employee who does not make the maximum permissible elective deferral under the ARCO Chemical Company Capital Accumulation Plan during the Plan Year, an amount equal to the product of two times the amount of elective deferrals made by the Employee under the ARCO Chemical Company Capital Accumulation Plan during the Plan Year.

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

Section 7.  Crediting of Benefits

7.1 The Committee shall determine the amount of benefit to be credited to an Employee for a Plan Year within 30 days following the end of the Plan Year, or 30 days following the Employee's termination of employment, whichever occurs earlier.


Section 8.  Time of Payment of Benefit

8.1 Each benefit to which an Employee is entitled for a Plan Year shall be paid in a single cash payment to the Employee, except as provided in the following paragraph.

8.2 Prior to the commencement of each Plan Year, prospective Participants shall be offered the right to elect irrevocably to defer all or a portion or portions of the payment of their awards for the Plan Year pursuant to the terms and conditions of the ARCO Chemical Company Key Management Deferral Plan.


Section 9.  Death Benefits

9.1 In the event of an Employee's death prior to payment of the benefit due such Employee under the Plan, the benefit shall be payable as soon as practicable following the Employee's death to the beneficiary or beneficiaries most recently designated by the Employee in writing on a form prescribed by the Committee. If no such designation shall have been made, or if all designated beneficiaries shall have died before the Employee, payment shall be made to the Employee's estate.


Section 10. Administration

10.1 Administrative Committee. The Compensation Committee of the Board of Directors of ARCO Chemical Company shall act as the Administrative Committee of this Plan.

10.2 Rules of Conduct. The Administrative Committee shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable, provided they do not conflict with the provisions of this Plan.

10.3 Legal, Accounting, Clerical and Other Services. The Administrative Committee may authorize one or more of its members or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. All expenses of the Administrative Committee shall be paid by the Company.

10.4 Interpretation of Provisions. The Administrative Committee shall have the right to interpret the provisions of this Plan and to decide questions arising in its administration. The decisions and interpretations of the Administrative Committee shall be final and binding on the Company, its Employees and all other persons.

10.5 Records of Administration. The Administrative Committee shall keep records reflecting the administration of this Plan which shall be subject to audit by the Company.

10.6 Denial of Claim. The Administrative Committee shall provide adequate notice in writing to any Employee or beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. The Employee or beneficiary will be given an opportunity for a full and fair review by the Administrative Committee of the decision denying the claim. The Employee or beneficiary shall be given 60 days from the date of the notice denying any such claim within which to request such review.

10.7 Liability of Committee. No member of the Administrative Committee shall be liable for any action taken in good faith or for the exercise of any power given the Administrative Committee, or for the actions of other members of said Committee.


Section 11. Facility of Payment and Lapse of Benefits

11.1 Provisions for incapacity. If the Administrative Committee deems any person entitled to receive any payment under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Committee may, in its sole discretion, take any one or more of the following actions: it may apply such payment directly for the comfort, support and maintenance of such person; it may reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or it may pay such payment to any other person selected by the Committee to disburse such payment for the comfort, support and maintenance of the person entitled thereto including, without limitation, to any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the payment may be. The Administrative Committee may, in its sole discretion, deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Committee's choice.

11.2 Payments or Deposits. Payment or deposits made pursuant to any provision of this Section 11 shall be a complete discharge, to the extent thereof, of all liability under the provisions of this Plan, or otherwise, of the Administrative Committee, the Company and this Plan, and the receipt by the person or persons receiving any such payment, distribution or deposit shall be a complete acquittance therefor, and there shall be no liability to see to the application of any payments, distributions or deposits so made.


Section 12. General Provisions

12.1 Unfunded Benefit Plan. This Plan is intended to constitute a Plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated Employees.

12.2 Grantor Trust. The Company intends to establish a grantor trust to aid in accumulating the amounts necessary to pay any amount awarded to any Participant for any Plan Year, or any Award deferred pursuant to Section 8 or any interest credited thereon. All Awards, and any interest credited thereon, shall be paid from the general funds of the Company to the extent not paid from the grantor trust. Under no circumstances shall a Participant or other person have any interest whatsoever in any particular property or assets of the Company as a result of this Plan or any Award made thereunder.

12.3 Payments and Benefits Not Assignable. Benefits under this Plan are not assignable or subject to alienation by Employees. Likewise, such payments shall not be subject to attachments by creditors of, or through legal process against, the Company, the Administrative Committee, or any Employee.

12.4 No Right of Employment. The provisions of this Plan shall not give an Employee the right to be retained in the service of the Company.

12.5 Adjustments. The Administrative Committee may, with respect to an Employee, adjust such Employee's benefit under this Plan or make such other adjustments with respect to such Employee as are required to correct administrative errors or provide uniform treatment of Employees in a manner consistent with the intent and purpose of this Plan.


Section 13. Amendments and Discontinuance

13.1 Amendment of Plan. This Plan may be amended from time to time by the Board of Directors of ARCO Chemical Company.

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13.2          Termination. ARCO Chemical Company intends to continue this Plan indefinitely, but reserves the right to terminate it at any time.

13.3 Effect of Amendment or Termination. No amendment or termination of this Plan may adversely affect the benefit payable to any Employee entitled to receive benefits under this Plan prior to the effective date of the amendment or termination.









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